Exhibit 99.1

Earnings Conference Call May 5, 2021 8:00 a.m. CST 1 (800) 446-1671 (North America) 1 (847) 413-3362 (Outside North America) Webcast: ir.distributionnow.com

NOW Inc. Reports First Quarter 2021 Results

HOUSTON, TX, May 5, 2021 – NOW Inc. (NYSE: DNOW) announced results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights

•	Revenue was $361 million for the first quarter of 2021

•	Net loss was $10 million and non-GAAP net loss excluding other costs was $5 million for the first quarter of 2021

•	Diluted loss per share was $0.09 and non-GAAP diluted loss per share excluding other costs was $0.04 for the first quarter of 2021

•	Non-GAAP EBITDA excluding other costs for the first quarter of 2021 was $1 million

•	Cash and cash equivalents was $374 million and long-term debt was zero at March 31, 2021

David Cherechinsky, President and CEO of NOW Inc., added, “We are very pleased with the positive results we achieved this quarter, driven by strong 13% sequential revenue growth. We closed our second acquisition this year in April and remain debt free. Without the heavy cost of debt burden, we have plenty of strategic and balance sheet flexibility with ample liquidity to fund organic growth and to pursue additional acquisition opportunities.

Last year, we committed to achieve break-even EBITDA in the first half of 2021 and achieved our goal a quarter early. I am proud of every one of our employees as their contributions drove such strong results.

We will continue to innovate, focus on both legacy and emerging end-markets, invest in our DigitalNOW® technologies and advance a customer order fulfillment migration to improve our competitiveness as we build a compelling suite of solutions we believe will be unmatched in our industry.”

Prior to the earnings conference call a presentation titled “NOW Inc. First Quarter 2021 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and DNOW brands. Through its network of approximately 195 locations and 2,450 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

NOW INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In millions, except share data)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$374	$387
Receivables, net	245	198
Inventories, net	247	262
Prepaid and other current assets	16	14

Total current assets	882	861
Property, plant and equipment, net	89	98
Deferred income taxes	1	1
Goodwill	7	—
Other assets	47	48

Total assets	$1,026	$1,008

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$200	$172
Accrued liabilities	92	95
Other current liabilities	6	5

Total current liabilities	298	272
Long-term operating lease liabilities	22	25
Other long-term liabilities	14	12

Total liabilities	334	309
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 110,255,003 and 109,951,610 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	2,053	2,051
Accumulated deficit	(1,218)	(1,208)
Accumulated other comprehensive loss	(144)	(145)

Total stockholders’ equity	692	699

Total liabilities and stockholders’ equity	$1,026	$1,008

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
Revenue	$361	$604	$319
Operating expenses:
Cost of products	286	487	274
Warehousing, selling and administrative	79	130	81
Impairment charges	4	320	1

Operating profit (loss)	(8)	(333)	(37)
Other expense	(1)	—	(8)

Income (loss) before income taxes	(9)	(333)	(45)
Income tax provision (benefit)	1	(2)	(1)

Net income (loss)	$(10)	$(331)	$(44)

Earnings (loss) per share:
Basic earnings (loss) per common share	$(0.09)	$(3.03)	$(0.40)

Diluted earnings (loss) per common share	$(0.09)	$(3.03)	$(0.40)

Weighted-average common shares outstanding, basic	110	109	110

Weighted-average common shares outstanding, diluted	110	109	110

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
Revenue:
United States	$252	$441	$224
Canada	58	78	48
International	51	85	47

Total revenue	$361	$604	$319

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
GAAP net income (loss) (1)	$(10)	$(331)	$(44)
Interest, net	—	—	—
Income tax provision (benefit)	1	(2)	(1)
Depreciation and amortization	6	10	5
Other costs (2)	4	325	11

EBITDA excluding other costs	$1	$2	$(29)

EBITDA % excluding other costs (3)	0.3%	0.3%	(9.1%)

NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
GAAP net income (loss) (1)	$(10)	$(331)	$(44)
Other costs, net of tax (4) (5)	5	323	16

Net income (loss) excluding other costs (5)	$(5)	$(8)	$(28)

DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
GAAP diluted earnings (loss) per share (1)	$(0.09)	$(3.03)	$(0.40)
Other costs, net of tax (4)	0.05	2.96	0.15

Diluted earnings (loss) per share excluding other costs (5)	$(0.04)	$(0.07)	$(0.25)

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) excluding other costs and (iii) diluted earnings (loss) per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)	Other costs primarily included impairment charges, as well as net separation and transaction-related expenses, which were included in operating loss.
(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)

Other costs, net of tax, for the three months ended March 31, 2021 included an expense of $1 million from changes in the valuation allowance recorded against the Company’s deferred tax assets; and $4 million related to the impairment charges, as well as net separation and transaction-related expenses. The Company has excluded the impact of these items on its valuation allowance in computing net income (loss) excluding other costs.

(5)	Totals may not foot due to rounding.

4